Exhibit 99.1

PREIT Commences Process to Implement Prepackaged Plan to Strengthen the Business

and Enhance Financial Flexibility

Files Voluntary Petitions for Reorganization Under Chapter 11

Prepackaged Plan Approved by 95% of Voting Lenders

Operations Continuing as Normal;

Court-Supervised Process Expected to Have No Impact on Stakeholders

All Stakeholders Expected to Be Unimpaired and All Claims Paid in Full

PHILADELPHIA, Nov. 1, 2020 – PREIT (NYSE: PEI), a leading operator of diverse retail and experiential destinations, today announced it has taken the next step to execute its prepackaged financial restructuring plan (the “Prepackaged Plan”) under which the Company will be recapitalized and its debt maturities extended. Consistent with the Company’s previously announced Restructuring Support Agreement (the “RSA”), PREIT has filed a voluntary Chapter 11 petition in the United States Bankruptcy Court for the District of Delaware to implement its Prepackaged Plan.

As previously announced on October 14, 2020, PREIT entered into the RSA with its bank lenders. The banks have committed to provide an additional $150 million to recapitalize the business and extend the Company’s debt maturity schedule, supporting PREIT’s operations and the continued execution of its strategic priorities. Subsequent to executing the RSA, PREIT solicited acceptances of its Prepackaged Plan, which received overwhelming support from 95% of its creditors.

The filing will ensure that PREIT can continue all business operations without interruption while it obtains necessary approvals of its financial restructuring plan. The Company’s primary focus remains creating compelling retail and experiential destinations while prioritizing the health and safety of its employees, partners, customers and communities.

“We are pleased to be moving forward with strengthening the Company’s balance sheet and positioning it for long-term success through our prepackaged plan. We are grateful for the significant support we have received from a substantial majority of our lenders, which we expect will enable us to complete our financial restructuring on an expedited basis,” said Joseph F. Coradino, CEO of PREIT. “Today’s announcement has no impact on our operations – our employees, tenants, vendors and the communities we serve –and we remain committed to continuing to deliver top-tier experiences and improving our portfolio. With the overwhelming support of our lenders, we look forward to quickly emerging from this process as a financially stronger company with the resources and support to continue creating diverse, multi-use ecosystems throughout our portfolio.”

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Not only will PREIT pay all vendors, suppliers and employees during the course of the Chapter 11, but pursuant to the terms of the Prepackaged Plan, which will also be subject to court approval, the prepetition claims of suppliers and other trade creditors and business partners will be unimpaired. The financial restructuring is not expected to have any impact on the Company’s shareholders, and PREIT common and preferred shares are expected to continue to trade in the normal course.

PREIT has filed a number of customary first day motions with the court to support its operations during the court-supervised process, including the continued payment of employee wages and benefits without interruption. The Company expects to receive court approval for these requests.

Additional information, including court documents and information about the court-supervised process, is available on PREIT’s restructuring website through PREIT’s claims agent, Prime Clerk at https://cases.primeclerk.com/PREIT.

DLA Piper LLP (US) LLP and Wachtell, Lipton, Rosen & Katz are serving as legal counsel and PJT Partners LP is serving as financial advisor to PREIT.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust that owns and manages innovative properties at the forefront of shaping consumer experiences through the built environment. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in densely-populated, high barrier-to-entry markets with tremendous opportunity to create vibrant multi-use destinations. Additional information is available at www.preit.com or on Twitter or LinkedIn.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “project,” “intend,” “may” or similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks, uncertainties and changes in circumstances that may affect our operations, markets, services, prices and other factors as discussed in the Risk Factors section of our other filings with the Securities and Exchange Commission. While we believe our assumptions are reasonable, we caution you against relying on any forward-looking statements as it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the ability to confirm and consummate a plan of reorganization in accordance with the terms of the RSA we have entered into; risks attendant to the bankruptcy process, including our ability to obtain court approvals with respect to motions filed in the chapter 11 cases contemplated by the RSA (the “Chapter 11 Cases”), the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that we may be required to operate in bankruptcy; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that we may employ to address our

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liquidity and capital resources; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate a plan of reorganization; restrictions on us due to the terms of any debtor-in-possession credit facility that we will enter into in connection with the Chapter 11 Cases and restrictions imposed by the applicable courts; our ability to achieve our forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce our indebtedness; our ability to manage our business through the impacts of the COVID-19 pandemic, a weakening of global economic and financial conditions, changes in governmental regulations and related compliance and litigation costs and the other factors listed in our SEC filings. Additionally, our business might be materially and adversely affected by changes in the retail and real estate industries, including consolidation and store closings, particularly among anchor tenants; current economic conditions, including the impact of the COVID-19 pandemic and the steps taken by governmental authorities and other third parties to reduce its spread, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions; our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; our ability to maintain and increase property occupancy, sales and rental rates; increases in operating costs that cannot be passed on to tenants; the effects of online shopping and other uses of technology on our retail tenants; risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates; acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales; our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek; our substantial debt and the liquidation preference of our preferred shares and our high leverage ratio and our ability to remain in compliance with our financial covenants under our debt facilities; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all; our ability to raise capital, including through sales of properties or interests in properties and through the issuance of equity or equity-related securities if market conditions are favorable; and potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein, and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

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PREIT Contact:

Heather Crowell

EVP, Strategy and Communications

(215) 316-6271

heather.crowell@preit.com

Contact:

Andrew Siegel / Meaghan Repko

Joele Frank Wilkinson Brimmer Katcher

212-355-4449

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